Exhibit 99.1

HUMBL Announces Purchase of HUMBL Financial by Avrio, to Drive a Range of Financial Products and Services into the Global Markets

New York, San Diego, London, Abu Dhabi, February 29, 2024 - HUMBL, Inc. (OTC: HMBL) and Avrio are pleased to announce the acquisition of the HUMBL Financial brand, products and services by Avrio.

Avrio is the parent of several companies delivering licensed digital financial market infrastructure and services across public, private, and digital markets. Avrio’s ATS technology, Arkonis, is designed to be used by the operators of private markets that facilitate the issuance and secondary trading of securities and includes a Quotation Bureau, a Transfer Agent, and a Qualified Matching Engine for LP investors.

Avrio’s public market technology includes an API farm for exchange management (EM), order management (OM), portfolio management (PM) and client management (CM) and routes to global public markets. Avrio’s NFT technology provides exchange access and capabilities to trade digital asset securities and collectibles. Avrio technology is blockchain protocol agnostic.

Partnering with Avrio provides HUMBL Financial with the global market access needed to efficiently execute its strategies and scale rapidly in a competitive and complex market environment across stocks, options, crypto, commodities and digital assets; as well as traditional financial products and services that customers would expect inside digital wallets and web platforms.

Avrio will focus on issuing HUMBL Financial branded products and services, such as the BLOCK ETXs, into the consumer markets through digital wallets and web trading platforms. HUMBL Financial branded products and services may also include a range of other offerings that can be issued through banking partners, credit card partners, mortgage partners, lending partners and more.

“We believe HUMBL Financial can scale rapidly when provided with access to the right global trading markets, technology infrastructure and licenses available through Avrio and its ecosystem,” said Brian Foote, CEO of HUMBL. “This is the right home for HUMBL Financial to achieve its global scaling goals, while delivering brand recognition, equity and revenue share value for our HUMBL shareholders.”

“HUMBL Financial has developed new and innovative products, such as the BLOCK Indexes and BLOCK ETXs, that give retail investors new ways to access digital assets, and also deliver a range of new consumer financial products and services into digital wallets and web3 platforms,” said Lawrence Wintermeyer, CEO of Avrio. “HUMBL becomes a significant stakeholder in Avrio with this agreement, and we look forward to representing the HUMBL Financial brand and shareholders across the Avrio platform and network.”

The asset purchase agreement was consummated by Avrio and HUMBL for the equivalent of $5,000,000 (USD) of shares in Avrio, representing a 10% ownership stake for HUMBL, Inc. in Avrio Worldwide.

HUMBL also receives a revenue share of 2.5% on all HUMBL Financial branded products and services, for the lesser of five years or an Initial Public Offering (IPO) event for Avrio.

Lastly, HUMBL receives a board seat with Avrio as part of the agreement, which will be occupied by HUMBL CEO, Brian Foote.

About HUMBL, Inc.

HUMBL is a Web3 platform with both a consumer and commercial division, focused on verified profiles and transactions. HUMBL offers consumer products such as the HUMBL Wallet™, HUMBL Search™, HUMBL Tickets™, HUMBL Web Platform (HUMBL.com) and more. For more information, please visit: www.HUMBL.com.

About AVRIO Worldwide PBC

Avrio is a registered, digital market infrastructure provider with a full technology stack.

Avrio is the parent company of:

●	Arkonis, the operator of a broker dealer and Alternative Trading System (ATS) in the United States. Arkonis Capital, LLC, a US broker dealer (BD) and market infrastructure, services, and data provider with an institutional grade full technology stack transacting across public markets, private markets and digital markets:
●	Trading engine (ATS), qualified matching services (QMS), and quotation bureau (QB) for transacting in unregistered securities, alternatives, or digital asset securities,
●	Exchange management (EM), order management (OM), portfolio management (PM) and client management (CM) for transacting in registered securities, ETFs, and funds in public markets,
●	NFT trading platform for collectibles in digital assets markets.

Avrio technology enables clients to create, manage, and trade any product on a global platform, and is blockchain agnostic. This enables clients to capture and scale market opportunities while creating standardization and best practices designed to prevent fraud, protect investors, and comply with know-your-customer and anti-money laundering compliance laws.

Arkonis Capital, LLC is a member of FINRA and SIPC.

https://avriotech.io/

Contact

Matt Bird

CommPro Agency

matt@commpro.com